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                                                                      Exhibit 4c

                      APPOINTMENT OF SUCCESSOR RIGHTS AGENT
                      -------------------------------------

This Appointment of Successor Rights Agent is made and entered into as of this 10th day of June, 1997 by and among HUFFY CORPORATION, an Ohio corporation (the "Company"), KEYBANK, NATIONAL ASSOCIATION, successor in interest to SOCIETY NATIONAL BANK ("Keybank"), and HARRIS TRUST AND SAVINGS BANK ("Harris") under the following circumstances:

A. The Company and KeyBank entered into an Amended and Restated Rights Agreement, dated as of December 16, 1988, as amended as of August 23, 1991, and as amended and restated as of December 9, 1994 (the "Rights Agreement"), pursuant to which KeyBank has performed as Rights Agent.

B. Pursuant to Section 21 of the Rights Agreement, KeyBank has given notice of its resignation of Rights Agent effective upon the appointment of a successor Rights Agent.

C.       The Company desires to appoint Harris as successor Rights Agent.

NOW THEREFORE, the parties hereto agree that Harris be appointed as successor Rights Agent, as set forth below:

SECTION 1. APPOINTMENT OF AND ACCEPTANCE BY SUCCESSOR RIGHTS AGENT.
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In accordance with the provisions of Section 21 of the Rights Agreement, the
Company hereby appoints, effective as of the date hereof, Harris as successor Rights Agent and Harris, being in compliance with the requirements and qualifications for a successor Rights Agent as set forth in the Rights Agreement, as amended, hereby accepts appointment as successor Rights Agent under the Rights Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Appointment of Successor Rights Agent to the Rights Agreement as of the day and year set forth above.

                                       HUFFY CORPORATION

                                       By:__________________________________

                                       Title:_______________________________

                                       KEYBANK, NATIONAL ASSOCIATION, SUCCESSOR
                                       IN INTEREST TO SOCIETY NATIONAL BANK

                                       By:__________________________________

                                       Title:_______________________________

                                       HARRIS TRUST AND SAVINGS BANK

                                       By:__________________________________

                                       Title:_______________________________